Exhibit 99.1

Cirrus Logic Reports Fiscal Second Quarter Revenue of $101.6M

Letter to the Shareholders Available on Company Website

AUSTIN, Texas--(BUSINESS WIRE)--October 19, 2011--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today posted its second quarter, fiscal year 2012 financial results and business outlook on its investor relations website at http://investor.cirrus.com.

Cirrus Logic will host a live Q&A session at 6:00 p.m. EDT on Wednesday, Oct. 19, 2011, to answer questions related to its financial results and business outlook. Shareholders who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com.

A live webcast of the Q&A session can be accessed on the Cirrus Logic website, and a replay will be available approximately one hour following its completion, or by calling (303) 590-3030, or toll-free at (800) 406-7325 (Access Code: 4478182).

Reported Financial Results

•	Revenue of $101.6 million

•	Gross margin of 53.5 percent

•	GAAP operating expenses were $36.4 million

•	Non-GAAP operating expenses of $32.1 million

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

“We're very pleased with the culture we've developed, the strategy we're pursuing, the talent and passion of our employees, and the relationships we have with some of the best companies in the world,” said Jason Rhode, president and chief executive officer, Cirrus Logic. “While we are seeing softness in some areas of our business due to issues in the global economy, we still expect significant year over year revenue growth in Q3, and we are well positioned to capitalize on some extraordinary growth opportunities that we believe will enable Cirrus Logic to be a great company for many years.”

Outlook for Third Quarter FY 2012 (ending December 31, 2011):

•	Revenue is expected to range between $102 million and $108 million;

•	Gross margin is expected to be between 53 percent and 55 percent; and

•
Combined R&D and SG&A expenses are expected to range between $37 million and $39 million, which includes approximately $3 million in share-based compensation and amortization of acquisition-related intangibles expenses.

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including operating expenses, net income, operating margin and diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of third quarter fiscal year 2012 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense, and amortization of acquired intangible expenses. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the third quarter of fiscal year 2012, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; and the risk factors listed in our Form 10-K for the year ended March 26, 2011, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

CRUS-F

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended

	Sep. 24,	Jun. 25,	Sep. 25,	Sep. 24,	Sep. 25,
	2011	2011	2010	2011	2010
	Q2'12	Q1'12	Q2'11	Q2'12	Q2'11
Audio products	$83,683	$71,119	$71,171	$154,802	$125,159
Energy products	17,919	21,123	29,427	39,042	57,354
Net revenue	101,602	92,242	100,598	193,844	182,513
Cost of sales	47,247	44,533	43,818	91,780	78,998
Gross Profit	54,355	47,709	56,780	102,064	103,515

Research and development	19,682	18,767	15,450	38,449	30,542
Selling, general and administrative	16,760	14,606	15,372	31,366	29,383
Restructuring and other costs	-	-	401	-	401
Impairment of non-marketable securities	-	-	500	-	500
Provision for litigation expenses	-	-	-	-	135
Patent agreement, net	-	-	(4,000)	-	(4,000)
Total operating expenses	36,442	33,373	27,723	69,815	56,961

Operating income	17,913	14,336	29,057	32,249	46,554

Interest income, net	112	154	233	266	461
Other income (expense), net	(27)	(17)	(14)	(44)	18
Income before income taxes	17,998	14,473	29,276	32,471	47,033
Provision (benefit) for income taxes	6,751	5,295	(1,598)	12,046	(1,443)
Net income	$11,247	$9,178	$30,874	$20,425	$48,476

Basic income per share:	$0.17	$0.14	$0.45	$0.31	$0.72
Diluted income per share:	$0.17	$0.13	$0.42	$0.30	$0.67

Weighted average number of shares:
Basic	64,426	67,099	68,513	65,763	67,576
Diluted	67,265	70,445	72,878	68,657	71,971

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended			Six Months Ended

	Sep. 24,	Jun. 25,	Sep. 25,	Sep. 24,	Sep. 25,
	2011	2011	2010	2011	2010
Net Income Reconciliation	Q2'12	Q1'12	Q2'11	Q2'12	Q2'11
GAAP Net Income	$11,247	$9,178	$30,874	$20,425	$48,476
Amortization of acquisition intangibles	353	353	353	706	723
Stock based compensation expense	3,517	2,442	3,025	5,959	4,381
Facility Related adjustments	-	-	(100)	-	(96)
International sales reorganization charges	622	-	-	622	790
Provision for litigation expenses and settlements	-	-	-	-	135
Restructuring and other costs, net	-	-	401	-	401
Charge from non-marketable securities	-	-	500	-	500
Patent purchase agreement, net	-	-	(4,000)	-	(4,000)
Provision (benefit) for income taxes	6,163	4,984	(2,229)	11,147	(2,229)
Non-GAAP Net Income	$21,902	$16,957	$28,824	$38,859	$49,081

Earnings Per Share Reconciliation
GAAP Diluted income per share	$0.17	$0.13	$0.42	$0.30	$0.67
Effect of Amortization of acquisition intangibles	0.01	0.01	-	0.01	0.01
Effect of Stock based compensation expense	0.05	0.03	0.04	0.09	0.06
Effect of International sales reorganization charges	0.01	-	-	0.01	0.01
Effect of Restructuring and other costs, net	-	-	0.01	-	0.01
Effect of Charge from non-marketable securities	-	-	0.01	-	0.01
Effect of Patent purchase agreement, net	-	-	(0.05)	-	(0.06)
Effect of Provision (benefit) for income taxes	0.09	0.07	(0.03)	0.16	(0.03)

Non-GAAP Diluted income per share	$0.33	$0.24	$0.40	$0.57	$0.68

Operating Income Reconciliation
GAAP Operating Income	$17,913	$14,336	$29,057	$32,249	$46,554
GAAP Operating Margin	18%	16%	29%	17%	26%
Amortization of acquisition intangibles	353	353	353	706	723
Stock compensation expense - COGS	104	89	64	193	119
Stock compensation expense - R&D	1,181	1,043	617	2,224	1,138
Stock compensation expense - SG&A	2,232	1,310	2,344	3,542	3,124
Facility Related adjustments	-	-	(100)	-	(96)
International sales reorganization charges	622	-	-	622	790
Provision for litigation expenses and settlements	-	-	-	-	135
Restructuring and other costs, net	-	-	401	-	401
Charge from non-marketable securities	-	-	500	-	500
Patent purchase agreement, net	-	-	(4,000)	-	(4,000)
Non-GAAP Operating Income	$22,405	$17,131	$29,236	$39,536	$49,388
Non-GAAP Operating Margin	22%	19%	29%	20%	27%

Operating Expense Reconciliation
GAAP Operating Expenses	$36,442	$33,373	$27,723	$69,815	$56,961
Amortization of acquisition intangibles	(353)	(353)	(353)	(706)	(723)
Stock compensation expense - R&D	(1,181)	(1,043)	(617)	(2,224)	(1,138)
Stock compensation expense - SG&A	(2,232)	(1,310)	(2,344)	(3,542)	(3,124)
Facility Related adjustments	-	-	100	-	96
International sales reorganization charges	(622)	-	-	(622)	(790)
Provision for litigation expenses and settlements	-	-	-	-	(135)
Restructuring and other costs, net	-	-	(401)	-	(401)
Charge from non-marketable securities	-	-	(500)	-	(500)
Patent purchase agreement, net	-	-	4,000	-	4,000
Non-GAAP Operating Expenses	$32,054	$30,667	$27,608	$62,721	$54,246

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
unaudited
(in thousands)

	Sep. 24,	Jun. 25,	Sep. 25,
	2011	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$39,268	$41,490	$19,837
Restricted investments	2,898	5,755	5,755
Marketable securities	100,130	107,016	153,797
Accounts receivable, net	44,898	41,967	48,451
Inventories	49,552	46,851	41,963
Other current assets	41,668	38,842	21,094
Total Current Assets	278,414	281,921	290,897

Long-term marketable securities	8,703	1,334	3,000
Property and equipment, net	50,102	42,465	32,471
Intangibles, net	18,905	19,505	21,042
Goodwill	6,027	6,027	6,027
Deferred tax asset	90,995	97,152	356
Other assets	7,517	8,566	1,503
Total Assets	$460,663	$456,970	$355,296

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$35,256	$31,063	$29,070
Accrued salaries and benefits	10,942	8,120	12,754
Other accrued liabilities	10,105	7,505	6,330
Deferred income on shipments to distributors	9,334	9,745	7,749
Total Current Liabilities	65,637	56,433	55,903

Long-term restructuring accrual	-	45	395
Other long-term obligations	6,505	6,621	6,143

Stockholders' equity:
Capital stock	998,572	994,746	978,554
Accumulated deficit	(609,167)	(600,126)	(685,077)
Accumulated other comprehensive loss	(884)	(749)	(622)
Total Stockholders' Equity	388,521	393,871	292,855
Total Liabilities and Stockholders' Equity	$460,663	$456,970	$355,296

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com